                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WIT CAPITAL GROUP, INC.

                         ----------------------------

     The name of the Corporation is "Wit Capital Group, Inc."

     The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 1998.

     The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST:    Name. The name of the Corporation is Wit Capital Group, Inc.
               ----

     SECOND:   Registered Agent.  The address of its registered office in the
               ----------------
State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD:    Purpose.  The purpose of the Corporation is to engage in any
               -------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   Section 1.  Capital Stock. The total number of shares of capital
                           -------------
stock which the Corporation shall have authority to issue is 764,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), (ii) 75,000,000 shares of non-voting Class B Common Stock,
      ------------
par value $0.01 per share (the "Class B Common Stock"), (iii) 159,000,000 voting
                                --------------------
Class C Common Stock (the "Class C Common Stock") and (iv) 30,000,000 shares of
                           --------------------
Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Shares of
                                                  ---------------
any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock which the Board of Directors is herein authorized to fix and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock and the Class B Common Stock.




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     Section 2.  Preferred Stock.  The Board of Directors is expressly
                 ---------------
authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the provisions of the shares thereof, including, as appropriate:

            (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

            (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

            (c) the rate of dividends (or method of determining such rate), if any, payable on such series, the conditions and the date or dates (or method of determining the date or dates) upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

            (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

            (e) whether the shares of such series shall be subject to redemption or purchase by the Corporation and, if so, whether such redemption or purchase shall occur at the option of the Corporation or the holder of such shares, upon the occurrence of any event or at a date or dates (or method of determining the date or dates), the times and prices (or method of determining the times and prices) of such redemption or purchase, the form of payment of such prices (which may be cash, property or rights, including securities of the Corporation or another corporation or other entity) and any other terms and conditions of such redemption or purchase;

            (f) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (g) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

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            (h)  whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

            (i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class B Common Stock, the Class C Common Stock, any other series of the Preferred Stock or any other class of capital stock;

            (j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

            (k) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

          Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

       Section 3.     Common Stock and Class C Common Stock.
                      -------------------------------------

          (a) Voting Rights.  Except as otherwise provided herein or as
              -------------
otherwise required by law, the entire voting power and all voting rights shall be vested exclusively in the Common Stock and the Class C Common Stock, the holders of which shall vote together on all matters to be voted on by the stockholders of the Corporation. Each outstanding share of Common Stock and each outstanding share of Class C Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of the stockholders of the Corporation. The Common Stock and Class C Common Stock shall vote as a single class with the Preferred Stock

          (b) Transfer Restrictions.  Prior to the Transfer Restriction
              ---------------------
Termination Date (as hereinafter defined), no holder of Class C Common Stock may transfer or dispose of any share of Class C Common Stock or any interest in any such share. Any purported transfer or disposition of a share of Class C Common Stock in violation of the aforesaid restriction shall be null and void and the Corporation shall not be required to register the same or otherwise give effect thereto. Certificates evidencing shares of Class C Common Stock shall bear a legend evidencing the foregoing restriction. For purposes hereof, the term "Transfer Restriction Termination Date" shall mean the earliest of (i) the date which is 180 days following the closing by the Corporation of an initial public offering of shares of the Common Stock registered under the Securities Act of 1933, as amended, in which (a) the aggregate net proceeds to the Corporation are at least $5,000,000 and (b) the per share price to the public is not less than $3.00 (appropriately adjusted for any stock splits, combinations or stock dividends) and (ii) February 1, 2000.

          (c) Conversion. Each share of Class C Common Stock shall be
              ----------
automatically and irrevocably converted into one share of Common Stock, without further on the part of the holder thereof, upon the Transfer Restriction Termination Date and thereafter all rights of the holders of shares of Class C Common Stock, as holders of Class C Common Stock, shall cease and such holders shall be treated for all purposes as having become the holders of shares of Common Stock.

          (d) Corporation to Reserve Shares of Common Stock for Conversion of
              ---------------------------------------------------------------
Class C Common Stock.  The Corporation shall at all times reserve and keep
--------------------
available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion or exchange of the shares of Class C Common Stock, at least the number of shares of Common Stock that is equal to the number of shares of Class C Common Stock then outstanding plus the number of shares of Class C Common Stock issuable upon exercise of warrants, options and rights to acquire shares of Class C Common Stock then outstanding or upon conversion or exchange of other securities exercisable for or exchangeable into shares of Class C Common Stock then outstanding.

          (e) Class C Common Stock to Receive Equal Treatment. The Class C
              -----------------------------------------------
Common Stock shall, with respect to any reclassification, recapitalization, stock split or similar transaction and in any merger, consolidation or share exchange, be treated in all respects identical to the Common Stock except as otherwise required by law.


       Section 4.     Class B Common Stock.
                      --------------------

                      (a)   Voting Rights.   The Class B Common Stock shall have
                            -------------
no voting rights except (i) as may be required by law, (ii) such rights as may be otherwise provided herein and (iii) the right, as a separate class, to approve any amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation (including, without limitation, by way of a merger or consolidation of the Corporation) that would adversely affect the voting powers, designations, preferences and rights of the Class B Common Stock;

provided that a merger or consolidation that (x) constitutes a Corporate
--------
Transaction and (y) in which all holders of Class B Common Stock receive in such merger or consolidation the same consideration they would have received had their Class B Common Stock been converted into Common Stock immediately prior to the record date for such transaction, shall not be deemed to adversely affect the voting powers, designations, preferences and rights of the holders of the Class B Common Stock.

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

                      (b)  Dividends and Distributions.
                           ---------------------------

                      (i) Subject to the provisions of this Article FOURTH, the Corporation shall not pay dividends or make distributions to any holder of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Class B Common Stock.

                      (ii) In the case of any dividend or other distribution on any share of Common Stock payable in Common Stock (including, without limitation, distributions pursuant to stock splits or divisions of Common Stock), shares of Class B Common Stock shall be distributed with respect to each outstanding share of Class B Common Stock. In each case the number of shares of Class B Common Stock payable per share of Class B Common Stock shall be equal to the number of shares of Common Stock payable per share of Common Stock.

                      (iii) In the case of any dividend or other distribution on any share of Common Stock consisting of other voting securities of the Corporation or of voting securities of any Subsidiary of the Corporation, the Corporation shall declare and pay each such dividend in securities of two separate classes, identical in all respects, except that: (A) the voting rights of each such security paid to the holders of Class B Common Stock shall have the same voting rights as the Class B Common Stock; (B) such security paid to the holders of the Class B Common Stock shall convert into the security paid to the holders of the Common Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock; and (C) with respect only to dividends or distributions of voting securities of any Person that is a Subsidiary of the Corporation, the respective voting rights of each such security paid to the holders of the Class B Common Stock shall otherwise be as comparable as is practicable to those of the Class B Common Stock.

                      (iv) In the case of any dividend or distribution on any share of Common Stock consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of a Subsidiary of the Corporation, the Corporation shall declare and pay such dividend or distribution in securities of two separate classes, and provide that such convertible or exchangeable securities and the underlying securities be identical in all respects, except that (A) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock shall have the same voting rights as the Class B Common Stock and
(B) such underlying securities issuable to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of the Common Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock.

                      (c) Class B Common Stock to Receive Equal Treatment. The
                          -----------------------------------------------
Class B Common Stock shall, with respect to any reclassification, recapitalization, stock split or similar

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transaction and in any merger, consolidation or share exchange, be treated in all respects identical to the Common Stock except as otherwise required by law.

                      (d) Conversion. Upon any Transfer of shares of Class B
                          ----------
Common Stock to any Person other than a GS Holder such transferred shares of Class B Common Stock shall be automatically and irrevocably converted into an equal number of shares of Common Stock, and thereafter all rights of the holder of such transferred shares of Class B Common Stock as a holder of Class B Common Stock shall cease and the Person or Persons in whose name or names the certificate or certificates of Common Stock are to be issued shall be treated for all purposes as having become the holder or holders of such shares of Common Stock.

                      (e) Corporation to Reserve Shares of Common Stock for
                          -------------------------------------------------
Conversion of Class B Common Stock. The Corporation shall at all times reserve
----------------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion or exchange of the shares of Class B Common Stock at least such number of shares of Common Stock as is equal to the number of shares of Class B Common Stock then outstanding plus the number of shares of Class B Common Stock issuable upon exercise of warrants or options exercisable for or exchangeable into shares of Class B Common Stock then outstanding or upon conversion or exchange of other securities exercisable for or exchangeable into shares of Class B Common Stock then outstanding.

                      (f)   No Preemptive or Preferential Rights. No stockholder
                            ------------------------------------
shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

                      (g)   Cumulative Voting. Cumulative voting of shares of
                            -----------------
any class or series of capital stock having voting rights is prohibited unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

                      (h) Definitions.  For purposes of this Article FOURTH, the
                          -----------
following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any Person who, directly or
 ---------
indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

"Common Stock Equivalent" means any security of the Corporation which is
 -----------------------
convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock or Class B Common

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

Stock of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event;

"Corporate Transaction" means a consolidation or merger of the Corporation into
 ---------------------
or with any other corporation or corporations, or the sale or transfer by the Corporation of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale;

"GS Holder" means The Goldman Sachs Group, L.P. and any Affiliate of such Person
 ---------
to which The Goldman Sachs Group, L.P., directly or indirectly, transfers Common Stock, Class B Common Stock or Common Stock Equivalents and any successive transferees thereafter that are Affiliates of The Goldman Sachs Group, L.P.;

"Person" means any individual, corporation, partnership, limited liability
 ------
company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof;

"Subsidiary" of any Person means (x) a corporation a majority of whose
 ----------
outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and (y) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person; and

"Transfer" means any sale or other disposition, whether voluntary or
 --------
involuntary, of beneficial ownership of any Class B Common Stock.

     FIFTH:    (a)       Directors.  The business and affairs of the Corporation
                         ---------
shall be managed by or under the direction of the Board of Directors.

               (b)       Number, Election and Terms of Directors. The number of
                         ---------------------------------------
directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one. The Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes as nearly equal in number as possible, with the term of those directors of the first class to expire at the annual meeting of stockholders to be held in 2000, the term of those directors of the second class to expire at the annual meeting of stockholders to be held in 2001, and the term of those directors of the third class to expire at the annual meeting of stockholders to be held in 2002, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified. Any amendment or alteration to this Amended and Restated Certificate of Incorporation relating to the classification of the Board of Directors must be authorized by the affirmative vote of holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon. Each director shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. Advance notice of nominations for the election of directors by stockholders and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation.

               (c)       Removal of Directors. No director of the Corporation
                         --------------------
shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or the director is granted immunity to testify where another person has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal (for this purpose, the entry by a director of a plea of nolo contendere shall be deemed to be a conviction not subject to appeal); (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to function as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in a resolution by the Board of Directors providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provision of such resolution by the Board of Directors.

               (d)       Newly Created Directorships and Vacancies. Except as
                         -----------------------------------------
provided in this Article FIFTH, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               (e)       Directors Elected by Preferred Stockholders.
                         -------------------------------------------
Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the Board of Directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

               (f)       Amendment, Repeal, etc. Notwithstanding anything
                         ----------------------
contained herein to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.

     SIXTH:    Stockholder Action.  From and after the first date as of which
               ------------------
the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law, or as may be prescribed in a resolution by the Board of Directors, special meetings of stockholders of the Corporation may be called only by the chief executive officer or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors. No business shall be transacted and no corporate action shall be taken at any special meeting of stockholders other than that stated in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors. Notwithstanding this Article SIXTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

     SEVENTH:  By-Laws.  In furtherance and not in limitation of the powers
               -------
conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal by-laws of the Corporation. If not otherwise authorized by the Board of Directors, the stockholders of the

Corporation may make, amend, alter or repeal by-laws of the Corporation by the affirmative vote of holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors.

     EIGHTH:   (a)       Indemnification.  The Corporation shall, to the fullest
                         ---------------
extent permitted by law, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities and other matters, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, By-Law, agreement, vote of stockholders or of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               (b)       Limited Liability of Directors. No director of the
                         ------------------------------
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of, or performing other services at the Corporation's request for, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

               (c)       Insurance.  The Corporation may maintain insurance, at
                         ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this ______ day of May, 1999.


                              WIT CAPITAL GROUP, INC.



                              By:
                                  -----------------------------------------
                                  Name:
                                  Title: